                2002 Ontario Economic Outlook and Fiscal Review
                  Growth, Prosperity and Continued Opportunity
                           The Honourable Janet Ecker
                              Minister of Finance

General inquiries regarding the 2002 Ontario Economic Outlook and Fiscal Review
should be directed to:

Ministry of Finance
95 Grosvenor Street, Queen's Park
Frost Building North, 3rd Floor
Toronto, Ontario   M7A 1Z1
Telephone (416) 325-0333

or call:
Ministry of Finance Information Centre
Toll-free English inquiries              1-800-337-7222
Toll-free French inquiries               1-800-668-5821
Teletypewriter (TTY)                     1-800-263-7776

For electronic copies of this document, visit our Web site at
http://www.gov.on.ca/FIN/hmpage.html

Printed copies are available free from:
Publications Ontario
880 Bay Street, Toronto, Ontario   M7A 1N8
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(C)Queen's Printer for Ontario, 2002
ISSN 1483-5967

Ce document est disponible en français sous le titre :
Perspectives économiques et revue financière de l'Ontario de 2002